EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Tax-Managed Funds
File Number: 811-07175
Registrant CIK Number: 00000923202


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 1 SEC identifier S000004385
class 1 SEC identifier C000012137
class 2 SEC identifier C000012138
class 3 SEC identifier C000012139

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $18611
2. Dividends for a second class of open-end company shares                                                          $24005
3. Dividends for a third class of open-end company shares                                                           $5290

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.478
        2. Dividends from a second class of open-end company shares                                                 $1.004
        3. Dividends from a third class of open-end company shares                                                  $.496

Item 74

U)      1. Number of shares outstanding                                                                              29687
        2. Number of shares outstanding for a second class of shares of open-end company shares                      28224
        3. Number of shares outstanding for a third class of shares of open-end company shares                       11161

V)      1. Net asset value per share (to the nearest cent)                                                           27.15
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 55.80
        3. Number of shares outstanding for a third class of shares of open-end company shares                       27.15



Series 2 SEC identifier S000004384
Class 1 SEC identifier C000012134
Class 2 SEC identifier C000012135
Class 3 SEC identifier C000012136

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $10082
2. Dividends for a second class of open-end company shares                                                          $28472
3. Dividends for a third class of open-end company shares                                                           $2552

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.354
        2. Dividends from a second class of open-end company shares                                                 $.732
        3. Dividends from a third class of open-end company shares                                                  $.376


Item 74

U)      1. Number of shares outstanding                                                                              28743
        2. Number of shares outstanding for a second class of shares of open-end company shares                      39332
        3. Number of shares outstanding for a third class of shares of open-end company shares                       6834

V)      1. Net asset value per share (to the nearest cent)                                                           29.80
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 60.00
        3. Number of shares outstanding for a third class of shares of open-end company shares                       29.81
